Exhibit 99.1

Innovative Industrial Properties Reports Fourth Quarter and Full Year 2025 Results

Raised $146 Million of Attractively Priced Debt and Preferred Equity Since October 2025

Executed leases for 337,000 square feet in Q4'25 and Q1'26 To Date

SAN DIEGO, CA – February 23, 2026 – Innovative Industrial Properties, Inc. (NYSE: IIPR) ("IIP" or the "Company") announced today results for the fourth quarter and full year ended December 31, 2025.

Executive Chairman Remarks

“During 2025, we made significant progress executing on our strategy to diversify the Company’s portfolio, strengthen our balance sheet, and actively resolve tenant-related matters," said Alan Gold, Executive Chairman of IIP. "Our strategic investment in IQHQ and establishment of a new $100 million revolving credit facility reflect our disciplined approach to capital allocation, while our ongoing tenant resolutions and new leasing activity demonstrate the underlying value of, and demand for, our real estate portfolio.”

Full Year 2025 Highlights

•	Total revenues of $266.0 million and net income attributable to common stockholders of $114.4 million, or $3.93 per diluted share (all per share amounts in this press release are reported on a diluted basis unless otherwise noted).
•	Adjusted funds from operations ("AFFO") of $205.4 million, or $7.24 per diluted share
•	Declared dividends to common stockholders totaling $7.60 per share, increasing IIP’s common stock dividends declared each year since its inception in 2016. Since its inception, IIP has paid over $1.1 billion in common stock dividends to its stockholders.
•	In August, announced a strategic and diversifying investment of up to $270.0 million in IQHQ, Inc., a premier life science real estate platform ("IQHQ"), including a fully funded $100.0 million revolving credit facility and $170.0 million of preferred equity, of which $50.0 million had been funded as of year end.
•	Signed new leases comprising 339,000 square feet and totaling 4% of the total portfolio’s rentable square feet.
•	Issued 1,016,852 shares of Series A Preferred Stock under IIP's "at-the-market" equity offering program ("ATM Program") for $24.1 million in net proceeds.
•	Closed on a new three-year, $100.0 million secured revolving credit facility with a federally regulated commercial bank that bears interest at one-month SOFR + 200 basis points.

	Year Ended		Year Ended
	December 31, 2025		December 31, 2024
(in thousands, except per share amounts)	Amount	Per Share	Amount	Per Share
Net income attributable to common stockholders	$114,435	$3.93	$159,857	$5.52
Normalized FFO	193,522	6.82	237,071	8.31
AFFO	205,412	7.24	256,144	8.98

__________________________________________________________________

Definitions of the above-mentioned non-GAAP financial measures, together with reconciliations to net income in accordance with GAAP and other definitions of capitalized terms used herein, appear at the end of this release.

Fourth Quarter 2025 and Recent Highlights

Financial Results and Dividend

•	Total revenues of $66.7 million and net income attributable to common stockholders of $30.7 million, or $1.06 per share.
•	AFFO of $53.3 million, or $1.88 per share.
•	Paid a quarterly dividend of $1.90 per common share on January 15, 2026 to stockholders of record as of December 31, 2025.

	Three Months Ended December 31, 2025		Three Months Ended December 31, 2024
(in thousands, except per share amounts)	Amount	Per Share	Amount	Per Share
Net income attributable to common stockholders	$30,705	$1.06	$39,461	$1.36
Normalized FFO	50,377	1.78	58,567	2.05
AFFO	53,333	1.88	63,361	2.22

__________________________________________________________________

Definitions of the above-mentioned non-GAAP financial measures, together with reconciliations to net income in accordance with GAAP and other definitions of capitalized terms used herein, appear at the end of this release.

IQHQ Investment

•	As of December 31, 2025, the Company had funded an aggregate of $150.0 million of its strategic investment in IQHQ, Inc., consisting of a fully funded $100.0 million revolving credit facility and $50.0 million of Series G preferred equity. The Company remains committed to funding up to an additional $120.0 million of preferred equity, in multiple tranches between the second quarter of 2026 and the second quarter of 2027.

Portfolio - Leasing

•	In November 2025, executed a 70,000 square foot full-building lease for IIP’s North Palm Springs, California property to a private California operator.
•	In November 2025, executed a 58,000 square foot full-building lease for IIP’s Holliston, Massachusetts property to Perpetual Brands, a private Massachusetts operator.
•	In January 2026, executed a 204,000 square foot full-building lease for IIP's Desert Hot Springs, California property to Gramlin, a private California operator.

Portfolio - Tenant Updates

•	The following table summarizes payments received from certain defaulted tenants during the periods presented and the corresponding per share impact (in thousands, except per share amounts):

	Three Months Ended September 30, 2025		Three Months Ended December 31, 2025		Q1'26 To Date

Tenant	Total Payments	Per Share(1)	Total Payments	Per Share(1)	Total Payments	Per Share(1)
Gold Flora	$820	$0.03	$3,738	$0.13	$1,500	$0.05
PharmaCann	252	0.01	242	0.01	1,454	0.05
Total	$1,072	$0.04	$3,980	$0.14	$2,954	$0.10

___________________________________________________________________

(1)	For the three months ended September 30, 2025, the weighted-average common stock outstanding was 28,303,600 shares. For the three months ended December 31, 2025, the weighted-average common stock outstanding was 28,303,530 shares, which was also used to calculate the total payments per share for the period Q1'26 To Date.

•	PharmaCann
•	In December, the Company regained possession of its 66,000 square foot cultivation property in Illinois and subsequently signed an LOI with a new tenant in January.
•	In January 2026, the Ohio court released $1.3 million, or $0.05 per share, to the Company comprised of the rent payments previously required to be escrowed with the court by PharmaCann for the time period from July through December 2025.
•	The Company is actively working to regain possession of its remaining cultivation properties in Pennsylvania, Ohio and New York.
•	Gold Flora
•	During the fourth quarter of 2025, the Company received $3.7 million, or $0.13 per share, to be applied toward the unpaid rent due during the receivership.
•	During the first quarter of 2026, the Company has received an additional $1.5 million, or $0.05 per share, in settlement of all remaining unpaid administrative rents due from the receivership.
•	4Front
•	The Company has an executed LOI for its 250,000 cultivation property in Illinois with a new tenant.

•	The Company agreed to terms with a tenant for its 67,000 square foot property in Georgetown, MA, subject to the close out of certain contingencies relating to the receivership sale.
•	The Company agreed to terms with a tenant for its 114,000 square foot property in Olympia, WA, subject to the close out of certain contingencies relating to the receivership sale.
•	The Company agreed to terms with a tenant for its 57,000 square foot property in Holliston, MA, subject to the close out of certain contingencies relating to the receivership sale.

Balance Sheet Highlights (at December 31, 2025)

•	14% debt to total gross assets, with $2.7 billion in total gross assets.
•	Total liquidity was $107.6 million, consisting of cash and cash equivalents (as reported in IIP’s consolidated balance sheet as of December 31, 2025) and availability under IIP’s revolving credit facility.

•        Debt service coverage ratio of 10.4x (calculated in accordance with IIP’s 5.50% Unsecured Senior Notes due 2026).

Financing Activity

•	Preferred Stock
•	During the quarter ended December 31, 2025, the Company issued 211,843 shares its of 9.00% Series A Preferred Stock under its ATM Program for $5.0 million in net proceeds.
•	Subsequent to December 31, 2025, the Company issued an additional 1,794,323 shares of its 9.00% Series A Preferred Stock under its ATM Program for $40.4 million in net proceeds.
•	In total, the Company has raised $45.4 million in net proceeds from preferred stock issuances since the beginning of the fourth quarter of 2025.
•	New Revolving Credit Facility
•	In October, closed on a new three-year, $100.0 million secured revolving credit facility (the “Life Science Credit Facility”) with a federally regulated commercial bank. The Life Science Credit Facility is secured by the Company’s IQHQ investment and had an interest rate of 6.1% as of December 31, 2025. The Life Science Credit Facility also includes a $35.0 million “accordion feature” that permits the Company to expand the borrowing capacity to a total of $135.0 million, subject to the addition of other lenders. As of December 31, 2025, outstanding borrowings under our Life Science Credit Facility were $75.0 million.

Financial Results

For the three months ended December 31, 2025, IIP generated total revenues of $66.7 million, compared to $76.7 million for the same period in 2024, a decrease of 13.1%. The decrease was primarily driven by an $8.5 million decrease in rental revenue and a $1.6 million decrease in tenant reimbursements primarily due to tenant defaults for properties leased to PharmaCann, TILT and 4Front.

For the three months ended December 31, 2025, IIP did not apply any security deposits for the payment of rent. For the three months ended December 31, 2024, IIP applied $5.7 million of security deposits for payment of rent on properties leased to five tenants.

For the three months ended December 31, 2025, interest and other income increased by $4.1 million to $6.7 million, compared to $2.6 million for the three months ended December 31, 2024. The increase was primarily driven by the recognition of $5.0 million of interest and dividend income related to our financial investments in IQHQ. The increase was partially offset by lower income from interest-bearing investments as a result of lower invested balances and lower interest rates earned on those balances.

Dividend

On December 15, 2025, the Board of Directors declared a fourth quarter 2025 dividend of $1.90 per common share, representing an annualized dividend of $7.60 per common share. The dividend was paid on January 15, 2026 to stockholders of record as of December 31, 2025.

Supplemental Information

Supplemental financial information is available in the Investor Relations section of IIP’s website at www.innovativeindustrialproperties.com.

Teleconference and Webcast

Innovative Industrial Properties, Inc. will conduct a conference call and webcast at 9:00 a.m. Pacific Time (12:00 p.m. Eastern Time) on Tuesday, February 24, 2026 to discuss IIP’s financial results and operations for the fourth quarter and year ended December 31, 2025. The call will be open to all interested investors through a live audio webcast at the Investor Relations section of IIP’s website at www.innovativeindustrialproperties.com, or live by calling 1-800-715-9871 (domestic) or 1-646-307-1963 (international) and asking to be joined to the Innovative Industrial Properties, Inc. conference call. The complete webcast will be archived for 90 days on IIP’s website. A telephone playback of the conference call will also be available from 12:00 p.m. Pacific Time on Tuesday, February 24, 2026 until 8:59 p.m. Pacific Time on Tuesday, March 3, 2026, by calling 1-800-770-2030 (domestic), or 1-609-800-9909 (international) and using access code 5072512. The website replay will be posted in the Investor Relations section of innovativeindustrialproperties.com.

About Innovative Industrial Properties

Innovative Industrial Properties, Inc. is a real estate investment trust (REIT) focused on the acquisition, ownership and management of specialized industrial properties and life science real estate. Additional information is available at www.innovativeindustrialproperties.com.

This press release contains statements that IIP believes to be “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than historical facts are forward-looking statements. When used in this press release, words such as IIP “expects,” “intends,” “plans,” “estimates,” “anticipates,” “believes” or “should” or the negative thereof or similar terminology are generally intended to identify forward-looking statements. Forward-looking statements in this press release include, but are not limited to, statements regarding potential transactions, including properties subject to letters of intent or other non-binding agreements, the consummation of which remains subject to the negotiation and execution of definitive documentation, satisfaction of customary closing conditions and other contingencies, including those relating to receivership sale processes. Such forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, such statements. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond the Company's control and which could materially affect actual results, performances or achievements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, the risk factors discussed in the Company's most recent Annual Report on Form 10-K for the year ended December 31, 2025, as updated by the Company’s subsequent reports filed with the Securities and Exchange Commission. Accordingly, there is no assurance that the Company's expectations will be realized. IIP disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by federal securities laws.

INNOVATIVE INDUSTRIAL PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share amounts)

Assets	December 31, 2025	December 31, 2024
Real estate, at cost:
Land	$146,320	$146,772
Buildings and improvements	2,269,597	2,230,807
Construction in progress	40,593	62,393
Total real estate, at cost	2,456,510	2,439,972
Less accumulated depreciation	(343,062)	(271,190)
Net real estate held for investment	2,113,448	2,168,782
Life science investments	152,665	—
Construction loan receivable	22,800	22,800
Cash and cash equivalents	47,597	146,245
Investments	—	5,000
Right of use office lease asset	509	946
In-place lease intangible assets, net	6,366	7,385
Other assets, net	27,473	26,889
Total assets	$2,370,858	$2,378,047

Liabilities and stockholders’ equity
Liabilities:
Notes due 2026, net	$290,602	$297,865
Revolving credit facilities	102,500	—
Building improvements and construction funding payable	2,964	10,230
Accounts payable and accrued expenses	10,870	10,561
Dividends payable	54,913	54,817
Rent received in advance and tenant security deposits	50,307	57,176
Other liabilities	10,698	11,338
Total liabilities	522,854	441,987

Stockholders’ equity:
Preferred stock, par value $0.001 per share, 50,000,000 shares authorized: 9.00% Series A cumulative redeemable preferred stock, liquidation preference of $25.00 per share, 2,019,525 and 1,002,673 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively	47,780	23,632
Common stock, par value $0.001 per share, 50,000,000 shares authorized: 28,022,975 and 28,331,833 shares issued and outstanding at December 31, 2025 and December 31, 2024, respectively	28	28
Additional paid-in capital	2,113,184	2,124,113
Dividends in excess of earnings	(312,988)	(211,713)
Total stockholders’ equity	1,848,004	1,936,060
Total liabilities and stockholders’ equity	$2,370,858	$2,378,047

INNOVATIVE INDUSTRIAL PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF INCOME

For the Three Months and Years Ended December 31, 2025 and 2024

(Unaudited)

(In thousands, except share and per share amounts)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2025	2024	2025	2024
Revenues:
Rental (including tenant reimbursements)	$66,631	$76,717	$265,486	$306,936
Other	26	27	469	1,581
Total revenues	66,657	76,744	265,955	308,517

Expenses:
Property expenses	7,980	7,605	30,177	28,472
General and administrative expense	7,967	8,891	33,735	37,444
Depreciation and amortization expense	18,538	18,240	74,068	70,807
Impairment loss on real estate	—	—	3,527	—
Total expenses	34,485	34,736	141,507	136,723
Gain (loss) on sale of real estate	(326)	—	(326)	(3,449)
Income from operations	31,846	42,008	124,122	168,345
Interest and other income	6,721	2,553	14,320	10,988
Interest expense	(6,726)	(4,536)	(20,195)	(17,672)
Net income	31,841	40,025	118,247	161,661
Preferred stock dividends	(1,136)	(564)	(3,812)	(1,804)
Net income attributable to common stockholders	$30,705	$39,461	$114,435	$159,857
Net income attributable to common stockholders per share:
Basic	$1.07	$1.38	$3.98	$5.58
Diluted	$1.06	$1.36	$3.93	$5.52
Weighted-average shares outstanding:
Basic	27,913,384	28,254,565	28,005,228	28,226,402
Diluted	28,303,530	28,554,335	28,377,227	28,530,650

INNOVATIVE INDUSTRIAL PROPERTIES, INC.

FFO, NORMALIZED FFO AND AFFO

For the Three Months and Years Ended December 31, 2025 and 2024

(Unaudited)

(In thousands, except share and per share amounts)

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2025	2024	2025	2024
Net income attributable to common stockholders	$30,705	$39,461	$114,435	$159,857
Real estate depreciation and amortization	18,538	18,240	74,068	70,807
Impairment loss on real estate	—	—	3,527	—
Loss on sale of real estate/(Disposition-contingent lease termination fee, net of loss on sale of real estate)(1)	326	—	326	(451)
FFO attributable to common stockholders (basic)	49,569	57,701	192,356	230,213
Cash and non-cash interest expense on Exchangeable Senior Notes	—	—	—	28
FFO attributable to common stockholders (diluted)	49,569	57,701	192,356	230,241
Litigation-related expense	585	268	2,008	788
Loss (gain) on partial repayment of Notes due 2026	—	—	(32)	—
Income on seller-financed notes(2)	223	30	(835)	1,104
Deferred lease payments received on sales-type leases(3)	—	568	25	4,938
Normalized FFO attributable to common stockholders (diluted)	50,377	58,567	193,522	237,071
Stock-based compensation	2,698	4,315	10,132	17,317
Non-cash interest expense	568	456	1,999	1,664
Non-cash accretion of life science investments	(333)	—	(333)	—
Above-market lease amortization	23	23	92	92
AFFO attributable to common stockholders (diluted)	$53,333	$63,361	$205,412	$256,144
FFO per common share – diluted	$1.75	$2.02	$6.78	$8.07
Normalized FFO per common share – diluted	$1.78	$2.05	$6.82	$8.31
AFFO per common share – diluted	$1.88	$2.22	$7.24	$8.98
Weighted average common shares outstanding – basic	27,913,384	28,254,565	28,005,228	28,226,402
Restricted stock and RSUs	390,146	299,770	371,999	294,780
Dilutive effect of Exchangeable Senior Notes	—	—	—	9,468
Weighted average common shares outstanding – diluted	28,303,530	28,554,335	28,377,227	28,530,650

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(1)	For the year ended December 31, 2024, amount reflects the $3.9 million disposition-contingent lease termination fee received concurrently with the sale of IIP’s property in Los Angeles, California, net of the loss on sale of the property of $3.4 million.
(2)	Positive amounts represent non-refundable cash payments received pursuant to two seller-financed notes issued by us in connection with our disposition of certain properties. As the transactions did not qualify for recognition as completed sales under GAAP, the payments were initially recorded as a deposit liability and included in other liabilities on our consolidated balance sheet. For the year ended December 31, 2025, the negative amount resulted from the recognition of $2.6 million of nonrefundable cash payments received on one of the seller-financed notes as interest and other income in connection with the termination of the note.
(3)	Amount reflects the non-refundable lease payments received on two sales-type leases which are recognized as a deposit liability starting on January 1, 2024, and is included in other liabilities in IIP’s consolidated balance sheets as of December 31, 2025 and 2024, as the transactions did not qualify for recognition as completed sales. Prior to the lease modifications on January 1, 2024, which extended the initial lease terms, the leases were classified as operating leases and the lease payments received were recognized as rental revenue and therefore, included in net income attributable to common stockholders.

Non-GAAP Financial Measures

Funds From Operations (FFO)

FFO and FFO per share are operating performance measures adopted by the National Association of Real Estate Investment Trusts, Inc. (NAREIT). NAREIT defines FFO as the most commonly accepted and reported measure of a REIT’s operating performance equal to net income, computed in accordance with accounting principles generally accepted in the United States (GAAP), excluding gains (or losses) from sales of property, depreciation, amortization and impairment related to real estate properties, and after adjustments for unconsolidated partnerships and joint ventures. IIP also excludes from FFO any disposition-contingent lease termination fee received in connection with a property sale.

Management believes that net income, as defined by GAAP, is the most appropriate earnings measurement. However, management believes FFO and FFO per share to be supplemental measures of a REIT’s performance because they provide an understanding of the operating performance of IIP's properties without giving effect to certain significant non-cash items, primarily depreciation expense. Historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time. However, real estate values instead have historically risen or fallen with market conditions. IIP believes that by excluding the effect of depreciation, FFO and FFO per share can facilitate comparisons of operating performance between periods. IIP reports FFO and FFO per share because these measures are observed by management to also be the predominant measures used by the REIT industry and by industry analysts to evaluate REITs and because FFO per share is consistently reported, discussed, and compared by research analysts in their notes and publications about REITs. For these reasons, management has deemed it appropriate to disclose and discuss FFO and FFO per share.

Normalized Funds from Operations (Normalized FFO)

IIP computes Normalized FFO by adjusting FFO, as defined by NAREIT, to exclude certain GAAP income and expense amounts that management believes are infrequent and unusual in nature and/or not related to IIP's core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the equity REIT industry, and management believes that presentation of Normalized FFO and Normalized FFO per share provides investors with a metric to assist in their evaluation of IIP's operating performance across multiple periods and in comparison to the operating performance of other companies, because it removes the effect of unusual items that are not expected to impact IIP's operating performance on an ongoing basis. Normalized FFO is used by management in evaluating the performance of IIP's core business operations.

During the year ended December 31, 2025, IIP revised its presentation of Normalized FFO to include two adjustments related to income on seller-financed notes and deferred lease payments received on sales-type leases that were previously reflected in adjusted funds from operations (“AFFO”), which has been reflected for all periods presented. Management believes this change better aligns the Company’s presentation with its assessment of core operating performance and improves comparability with industry peers. Items included in calculating FFO that may be excluded in calculating Normalized FFO include certain transaction-related gains, losses, income or expense or other non-core amounts as they occur.

Adjusted Funds from Operations (AFFO)

Management believes that AFFO and AFFO per share are also appropriate supplemental measures of a REIT’s operating performance. IIP calculates AFFO by adjusting Normalized FFO for certain non-cash items.

For the year ended December 31, 2024, FFO (diluted), Normalized FFO and AFFO, and FFO, Normalized FFO and AFFO per diluted share include the dilutive impact of the assumed full exchange of the Exchangeable Senior Notes for shares of common stock as of the Exchangeable Senior Notes were exchanged at the beginning of the respective reporting period. The Exchangeable Senior Notes matured in February 2024.

IIP’s computation of FFO, Normalized FFO and AFFO may differ from the methodology for calculating FFO, Normalized FFO and AFFO utilized by other equity REITs and, accordingly, may not be comparable to such REITs. Further, FFO, Normalized FFO and AFFO do not represent cash flow available for management’s discretionary use. FFO, Normalized FFO and AFFO should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of IIP’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of IIP’s liquidity, nor is it indicative of funds available to fund IIP’s cash needs, including IIP’s ability to pay dividends or make distributions. FFO, Normalized FFO and AFFO should be considered only as supplements to net income computed in accordance with GAAP as measures of IIP’s operations.

Definitions

Debt: Calculated as the sum of the carrying value of the Notes due 2026 and the Revolving Credit Facilities, as presented on IIP's consolidated balance sheet as of December 31, 2025.

Gross Assets: Calculated as total assets plus accumulated depreciation, as presented on IIP's consolidated balance sheet as of December 31, 2025.

Company Contact:

David Smith

Chief Financial Officer

Innovative Industrial Properties, Inc.

(858) 997-3332